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                                                                    EXHIBIT 99.3

                                POWER OF ATTORNEY

     The undersigned does hereby constitute and appoint DANNIEL E. STEVENS as the true and lawful attorney and agent of the undersigned to execute on behalf of the undersigned (i) a statement on Schedule 13D (including any amendments thereto) with respect to the common stock, $.01 par value per share, of United Medicorp, Inc. (together with any amendments thereto, the "Schedule 13D"), and
(ii) a Joint Filing Agreement by and among the undersigned, Danniel E. Stevens, Stevens Financial Group, L.L.C. and certain other individuals relating to the
Schedule 13D.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of June, 2006.


                                        /s/ Jacquelyn Marie Lee-Stevens
                                        ----------------------------------------
                                        Jacquelyn Marie Lee-Stevens